Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of RenovaCare, Inc. on Form S-8 (File No. 333-205576) of our report dated March 30, 2022 with respect to our audit of the consolidated financial statements of RenovaCare, Inc. as of and for the year ended December 31, 2021, which report is included in this Annual Report on Form 10-K of RenovaCare, Inc. for the year ended December 31, 2021.

/s/ PKF O’Connor Davies, LLP

March 30, 2022

New York, New York

* * * * *